Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                August 13, 1999
                                                                ---------------

                            Terrace Food Group, Inc.
                            ------------------------
              Exact Name of Registrant as specified in its charter


            Delaware                    0-27132                  65-054270
            --------                    -------                  ---------
(State or other Jurisdiction         (Commission              (I.R.S. Employer
    Of Incorporation)                 File Number)           Identification No.)


1351 NW 22nd Street,  Pompano Beach, FL                                  33069
---------------------------------------                                  -----
(Address of principal executive offices)                                Zip code

Registrant?s telephone number, including area code                (954) 917-7272
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Item 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

            Effective August 13, 1999, the registrant notified Moore Stephens, P.C., the independent accounting firm previously engaged as the principal accountant to audit the registrant's financial statements, of its dismissal. Such principal accountant's report on the registrant's financial statements for each of the past two years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Board of Directors of the registrant. During the registrant's two most recent fiscal years and any subsequent interim period preceding such dismissal there were not disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)         Exhibits.

     16.    Letter of Moore Stephens, P.C. re: Change in Certifying Accountant.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TERRACE FOOD GROUP, INC.
                                         (Registrant)


Dated:      August 19, 1999          by:  /s/ William P. Rodrigues, Jr.
                                              ----------------------------------
                                              Vice President - Finance and CFO